UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☐
Filed by a Party other than the Registrant    ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Playtex Products, Inc.

(Name of Registrant as Specified in Its Charter)

Energizer Holdings, Inc.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Filed by Energizer Holdings, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Playtex Products, Inc.
Commission File No.: 001-12620

On July 12, 2007, Energizer Holdings, Inc. announced that it plans to webcast a conference call on Friday, July 13, 2007, by its Chief Executive Officer, Ward M. Klein which may contain statements that are not historical, particularly statements regarding the growth and margin stability of the feminine hygiene, infant products and sun care categories in which Playtex Products, Inc. competes, the compatibility of the Playtex and Energizer businesses, synergies and market opportunities, and the impact of the acquisition on earnings, all of which may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are identified by words such as “will”, ‘’expected”, and other similar words. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.  A variety of known and unknown risks and uncertainties could cause actual results to differ materially from the anticipated results, which include, but are not limited to: (1) category growth of the business categories in which Playtex competes could be adversely impacted by general economic or political conditions, competitive activity, or concerns for product safety; (2) margin levels and cash flows can be negatively impacted by competitive pressure, economic downturns, or pressure from retailer customers; (3) the ability to expand Playtex products geographically to new international markets may be hindered by local economic, cultural or political conditions, competitive activity, and consumer or retailer resistance to new brands or products; (4) the Company’s cash flows from its combined businesses could be impacted by competitive or economic pressure, or by unexpected capital or other spending requirements, and as a result the Company’s credit profile could be negatively impacted, or the Company could be unable to reduce its outstanding debt as quickly as anticipated; (5) unexpected costs, significant declines in Playtex sales or earnings, and the inability to obtain anticipated synergies could negatively impact the expected earnings accretion resulting from the transaction; (6) currently anticipated synergies and cost reductions could be impacted by (i) unexpected business disruptions, loss of business focus, or inefficiencies resulting from the transaction or the combination of business activities, (ii) an inability to reduce expenditures, realize manufacturing efficiencies, or achieve favorable scale in the purchase of component materials, to the degree anticipated, or (iii) higher than anticipated transactional or severance expenses. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The Company does not undertake any obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional risks and uncertainties include those detailed from time to time in the Company’s publicly filed documents, including its annual report on Form 10-K for its fiscal year ended September 30, 2006.

Important Merger Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Playtex by Energizer. In connection with the proposed acquisition, Playtex intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and Playtex and Energizer intend to file other relevant materials with the SEC. Shareholders of Playtex are urged to read all relevant documents filed with the SEC when they become available, including Playtex’s proxy statement, because they will contain important information about the proposed transaction, Playtex and Energizer. A definitive proxy statement will be sent to holders of Playtex stock seeking their approval of the proposed transaction.  This communication is not a solicitation of a proxy from any security holder of Playtex.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov.  In addition, Playtex shareholders may obtain free copies of the documents filed with the SEC when available by contacting Playtex’s Investor Relations at 203-341-4017. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Playtex or Energizer with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Energizer and its directors and executive officers, and Playtex and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Playtex common stock in respect of the proposed transaction. Information about the directors and executive officers of Energizer is set forth in Energizer’s proxy statement which was filed with the SEC on December 5, 2006. Information about the directors and executive officers of Playtex is set forth in Playtex’ s proxy statement which was filed with the SEC on March 23, 2007. Investors may obtain additional information regarding the interest of Energizer and its directors and executive officers, and Playtex and its directors and executive officers in the proposed transaction by reading the proxy statement regarding the acquisition when it becomes available.